                            ZEBRA TECHNOLOGIES CORPORATION

                                         1997

                                  STOCK OPTION PLAN

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                                  TABLE OF CONTENTS

                                                                          Page

ARTICLE I     ESTABLISHMENT. . . . . . . . . . . . . . . . . . . . . .     P-1
     1.1  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . .     P-1

ARTICLE II    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . .     P-1
     2.1  "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . .     P-1
     2.2  "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . .     P-1
     2.3  "Beneficiary". . . . . . . . . . . . . . . . . . . . . . . .     P-1
     2.4  "Board of Directors" or "Board". . . . . . . . . . . . . . .     P-2
     2.5  "Cause". . . . . . . . . . . . . . . . . . . . . . . . . . .     P-2
     2.6  "Change in Control" and "Change in Control Price". . . . . .     P-2
     2.7  "Code" or "Internal Revenue Code". . . . . . . . . . . . . .     P-2
     2.8  "Commission" . . . . . . . . . . . . . . . . . . . . . . . .     P-2
     2.9  "Committee". . . . . . . . . . . . . . . . . . . . . . . . .     P-2
     2.10 "Common Stock" . . . . . . . . . . . . . . . . . . . . . . .     P-2
     2.11 "Company". . . . . . . . . . . . . . . . . . . . . . . . . .     P-3
     2.12 "Covered Employee" . . . . . . . . . . . . . . . . . . . . .     P-3
     2.13 "Disability" . . . . . . . . . . . . . . . . . . . . . . . .     P-3
     2.14 "Dividend Equivalent". . . . . . . . . . . . . . . . . . . .     P-3
     2.15 "Effective Date" . . . . . . . . . . . . . . . . . . . . . .     P-3
     2.16 "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . .     P-3
     2.17 "Fair Market Value". . . . . . . . . . . . . . . . . . . . .     P-3
     2.18 "Grant Date" . . . . . . . . . . . . . . . . . . . . . . . .     P-4
     2.19 "Incentive Stock Option" . . . . . . . . . . . . . . . . . .     P-4
     2.20 "NASDAQ" . . . . . . . . . . . . . . . . . . . . . . . . . .     P-4
     2.21 "Non-Qualified Stock Option" . . . . . . . . . . . . . . . .     P-4
     2.22 "Option Period". . . . . . . . . . . . . . . . . . . . . . .     P-4
     2.23 "Option Price" . . . . . . . . . . . . . . . . . . . . . . .     P-4
     2.24 "Participant". . . . . . . . . . . . . . . . . . . . . . . .     P-4
     2.25 "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . .     P-5
     2.26 "Representative" . . . . . . . . . . . . . . . . . . . . . .     P-5
     2.27 "Retirement" . . . . . . . . . . . . . . . . . . . . . . . .     P-5
     2.28 "Rule 16b-3" and "Rule 16a-1(c)(3)". . . . . . . . . . . . .     P-5
     2.29 "Securities Act" . . . . . . . . . . . . . . . . . . . . . .     P-5
     2.30 "Stock Option" or "Option" . . . . . . . . . . . . . . . . .     P-5
     2.31 "Termination of Employment". . . . . . . . . . . . . . . . .     P-5
     2.32 "Transfer" . . . . . . . . . . . . . . . . . . . . . . . . .     P-6

ARTICLE III   ADMINISTRATION . . . . . . . . . . . . . . . . . . . . .     P-6
     3.1  Committee Structure and Authority. . . . . . . . . . . . . .     P-6

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ARTICLE IV    STOCK SUBJECT TO PLAN  . . . . . . . . . . . . . . . . .     P-9
     4.1  Number of Shares . . . . . . . . . . . . . . . . . . . . . .     P-9
     4.2  Release of Shares. . . . . . . . . . . . . . . . . . . . . .     P-9
     4.3  Restrictions on Shares . . . . . . . . . . . . . . . . . . .     P-9
     4.4  Stockholder Rights . . . . . . . . . . . . . . . . . . . . .     P-10
     4.5  Best Efforts To Register . . . . . . . . . . . . . . . . . .     P-10
     4.6  Anti-Dilution. . . . . . . . . . . . . . . . . . . . . . . .     P-10

ARTICLE V     ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . .     P-11
     5.1  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . .     P-11

ARTICLE VI    STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . .     P-11
     6.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . .     P-11
     6.2  Grant and Exercise . . . . . . . . . . . . . . . . . . . . .     P-11
     6.3  Terms and Conditions . . . . . . . . . . . . . . . . . . . .     P-12
     6.4  Termination by Reason of Death . . . . . . . . . . . . . . .     P-14
     6.5  Termination by Reason of Disability. . . . . . . . . . . . .     P-14
     6.6  Other Termination. . . . . . . . . . . . . . . . . . . . . .     P-14
     6.7  Cashing Out of Option. . . . . . . . . . . . . . . . . . . .     P-15
     6.8  Dividend Equivalents . . . . . . . . . . . . . . . . . . . .     P-15

ARTICLE VII   PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE
              PLAN . . . . . . . . . . . . . . . . . . . . . . . . . .     P-15
     7.1  Limited Transfer During Offering . . . . . . . . . . . . . .     P-15
     7.2  Committee Discretion . . . . . . . . . . . . . . . . . . . .     P-16
     7.3  No Company Obligation. . . . . . . . . . . . . . . . . . . .     P-16

ARTICLE VIII  CHANGE IN CONTROL PROVISIONS . . . . . . . . . . . . . .     P-16
     8.1  Impact of Event. . . . . . . . . . . . . . . . . . . . . . .     P-16
     8.3  Change in Control Price. . . . . . . . . . . . . . . . . . .     P-18

ARTICLE IX    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .     P-18
     9.1  Amendments and Termination . . . . . . . . . . . . . . . . .     P-18
     9.2  Stand-Alone, Additional, Tandem, and Substitute Options. . .     P-19
     9.3  Form and Timing of Payment Under Options; Deferrals. . . . .     P-19
     9.4  Status of Options Under Code Section 162(m). . . . . . . . .     P-20
     9.5  Unfunded Status of Plan; Limits on Transferability . . . . .     P-20
     9.6  General Provisions . . . . . . . . . . . . . . . . . . . . .     P-20
     9.7  Mitigation of Excise Tax . . . . . . . . . . . . . . . . . .     P-22
     9.8  Rights with Respect to Continuance of Employment . . . . . .     P-22
     9.9  Options in Substitution for Options Granted by Other
          Corporations . . . . . . . . . . . . . . . . . . . . . . . .     P-22

                                       ii

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                                                                          Page

     9.10 Procedure for Adoption . . . . . . . . . . . . . . . . . . .     P-23
     9.11 Procedure for Withdrawal . . . . . . . . . . . . . . . . . .     P-23
     9.12 Delay. . . . . . . . . . . . . . . . . . . . . . . . . . . .     P-23
     9.13 Headings . . . . . . . . . . . . . . . . . . . . . . . . . .     P-23
     9.14 Severability . . . . . . . . . . . . . . . . . . . . . . . .     P-23
     9.15 Successors and Assigns . . . . . . . . . . . . . . . . . . .     P-24
     9.16 Entire Agreement . . . . . . . . . . . . . . . . . . . . . .     P-24


                                       iii

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                ZEBRA TECHNOLOGIES CORPORATION 1997 STOCK OPTION PLAN

                                     ARTICLE I

                                   ESTABLISHMENT

     1.1  PURPOSE.

     The Zebra Technologies Corporation 1997 Stock Option Plan ("Plan") is hereby established by Zebra Technologies Corporation ("Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under
Section 162(m) of the Code (as defined herein) to the extent deemed appropriate by the Committee (as defined herein). The Plan and the grant of awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Options (as defined herein) hereunder shall be null and void AB INITIO. The Plan is adopted, subject to stockholder approval, effective as of February 11, 1997.

                                     ARTICLE II

                                    DEFINITIONS

     For purposes of the Plan, the following terms are defined as set forth below:

     2.1 "AFFILIATE" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in
Section 1504 of the Code.

     2.2 "AGREEMENT" means, individually or collectively, any Stock Option Agreement entered into pursuant to the Plan.

     2.3 "BENEFICIARY" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Options or other rights are transferred if and to the

                                       P-1

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extent permitted hereunder.  If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     2.4 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

     2.5 "CAUSE" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause" or a substantially equivalent term, then Cause shall mean (a) any act or omission which the Company believes is of a criminal nature, and the result of which the Company believes is detrimental to the interests of the Company or an Affiliate; (b) the material breach of a fiduciary duty owing to the Company, including without limitation, fraud and embezzlement' or (c) conduct or the omission of conduct on the part of the Participant which constitutes a material breach of any statutory or common-law duty of loyalty to the Company or its Affiliate.

     2.6 "CHANGE IN CONTROL" and "CHANGE IN CONTROL PRICE" have the meanings set forth in Sections 8.2 and 8.3, respectively.

     2.7 "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

     2.8 "COMMISSION" means the Securities and Exchange Commission or any successor agency.

     2.9 "COMMITTEE" means the Option Committee of the Board and/or such other Board committee as may be designated by the Board to administer the Plan; PROVIDED, HOWEVER, that insofar as a Committee is responsible for granting Options to Participants hereunder, it shall consist solely of two or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 and each of whom is also an "outside director" under Section 162(m) of the Code.

     2.10 "COMMON STOCK" means the shares of the Company's Class A Common Stock, $.01 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

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     2.11 "COMPANY" means Zebra Technologies Corporation and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     2.12 "COVERED EMPLOYEE" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

     2.13 "DISABILITY" means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

     2.14 "DIVIDEND EQUIVALENT" means a right, granted to a Participant under
Section 6.8, to receive cash, Common Stock, other Options or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

     2.15 "EFFECTIVE DATE" means February 11, 1997.

     2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.17 "FAIR MARKET VALUE" means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

          (a) if the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

          (b) if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bit and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations wee reported), or the most recent preceding date for which such quotations are reported; and

          (c) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b), the value determined in good faith by the Committee.

     2.18 "GRANT DATE" means the date as of which an Agreement is entered into pursuant to the Plan.

     2.19 "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.20 "NASDAQ" means The Nasdaq Stock Market, including the Nasdaq National Market.

     2.21 "NON-QUALIFIED STOCK OPTION" means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

     2.22 "OPTION PERIOD" means the period during which an Option shall be exercisable in accordance with the related Agreement and Article VI.

     2.23 "OPTION PRICE" means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3(b).

     2.24 "PARTICIPANT" means a person who satisfies the eligibility conditions of Article V and with whom an Agreement has been entered into under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the person to whom the Option was originally granted.

     2.25 "PLAN" means the Zebra Technologies Corporation 1997 Stock Option Plan, as herein set forth and as may be amended from time to time.

     2.26 "REPRESENTATIVE" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or
(d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

     2.27 "RETIREMENT" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such a plan, or if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

     2.28 "RULE 16b-3" and "RULE 16a-1(c)(3)" mean Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

     2.29 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     2.30 "STOCK OPTION" or "OPTION" means a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.

     2.31 "TERMINATION OF EMPLOYMENT" means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any subsidiary of the Company, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or a subsidiary of the Company, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its subsidiaries of all businesses owned or operated by the Company or its subsidiaries. With respect to any person who is not an employee with respect to the Company or a subsidiary of the Company, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A transfer of employment from the Company to a subsidiary, or from a subsidiary to the Company, will not be a Termination of Employment, unless expressly determined by the Committee. A Termination of Employment shall occur for an employee who is employed by a subsidiary of the company if the subsidiary shall cease to be a subsidiary and the Participant shall not immediately thereafter become an employee of the Company or a subsidiary of the Company.

     2.32 "TRANSFER" means any sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other transfer of title, whether by operation of law or otherwise.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                     ARTICLE III

                                    ADMINISTRATION

     3.1 COMMITTEE STRUCTURE AND AUTHORITY. The Plan shall be administered by a committee (the "Committee") of the Board of Directors composed of no fewer than two directors designated by the Board of Directors. For purposes of this Plan, (a) "Non-Employee" has the meaning under the tests for the Plan under the rules and regulations adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 and (b) "outside" has the meaning under the tests for "outside director" under the Regulations adopted by the Internal Revenue Service relating to Section 162(m) of the Code, or any successor provision, including all of the transition rules thereunder. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. This Plan is intended to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934 and to qualify as performance-based compensation under Section 162(m) of the Code and shall be interpreted in such a way as to result in such qualification. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

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     Among other things, the Committee shall have the authority, (i) subject to the terms of the Plan, and (ii) subject to the approval of the Board (to the extent required to qualify an option granted hereunder for exemption under Section 16(b) of the Exchange Act and as "performance-based compensation" under Section 162(m) of the Code):

          (a) to select those persons to whom Options may be granted from time to time;

          (b) to determine whether and to what extent Options are to be granted hereunder;

          (c) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

          (d) to determine the terms and conditions of any Option granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Option, any shares of Common Stock relating thereto, any performance criteria and the satisfaction of each criteria);

          (e) to adjust the terms and conditions, at any time or from time to time, of any Option, subject to the limitations of Section 9.1;

          (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Option shall be deferred;

          (g) to determine under what circumstances an Option may be settled in cash or Common Stock;

          (h) to provide for the forms of Agreements to be utilized in connection with the Plan;

          (i) to determine whether a Participant has a Disability or a Retirement;

          (j) to determine what securities law requirements are applicable to the Plan, Options and the issuance of shares of Common Stock under the Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

          (k) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Options;

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

          (l) to interpret and make final determinations with respect to the remaining number of shares of Common Stock available under this Plan;

          (m) to require, as a condition of the exercise of an Option or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any Federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (n) to determine whether and with what effect a Participant has incurred a Termination of Employment;

          (o) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

          (p) to determine the restrictions or limitations on the transfer of Common Stock;

          (q) to determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

          (r) to determine the permissible methods of Option exercise and payment, including cashless exercise arrangements;

          (s) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

          (t) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Options granted at different times or to different Participants.

     Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Option, may be made at the time of the grant of the Option or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be

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

final and binding on all persons, including the Company and Participants. No determination shall be subject to DE NOVO review if challenged in court.

                                     ARTICLE IV

                               STOCK SUBJECT TO PLAN

     4.1 NUMBER OF SHARES. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Options under the Plan shall be 531,500 shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 RELEASE OF SHARES. Subject to Section 6.3(f), if any shares of Common Stock that are subject to any Option cease to be subject to an Option or are forfeited, if any Option otherwise terminates without issuance of shares of Common Stock being made to the Participant, or if any shares (whether or not restricted) of Common Stock are received by the Company in connection with the exercise of an Option, including the satisfaction of tax withholding, such shares, in the discretion of the Committee, may again be available for distribution in connection with Options under the Plan.

     4.3 RESTRICTIONS ON SHARES. Shares of Common Stock issued as or in conjunction with an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in an Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange or NASDAQ (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under Federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4 STOCKHOLDER RIGHTS. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of the Option or any portion thereof, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

     4.5 BEST EFFORTS TO REGISTER. The Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Options on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon after stockholder approval of the Plan as the Committee, in its sole discretion, shall deem such registration appropriate. The Company will use its best efforts to cause the registration statement to become effective and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and
(c) the date all Participants have disposed of all shares delivered pursuant to any Option.

     4.6 ANTI-DILUTION. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under the Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and performance conditions and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Options under Section 162(m) and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

                                     ARTICLE V

                                    ELIGIBILITY

     5.1 ELIGIBILITY. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Options shall be those persons who are directors, officers, and employees of the Company or any subsidiary of the Company, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its subsidiaries. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Options and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Option, the Committee may give consideration to the person's functions and responsibilities, the person's contributions to the Company and its subsidiaries, the value of the individual's service to the Company and its subsidiaries and such other factors deemed relevant by the Committee. The Committee may designate in writing any person who is not eligible to participate in the Plan if such person would otherwise be eligible to participate in this Plan (and members of the Committee are expressly excluded from participation in the Plan).

                                     ARTICLE VI

                                   STOCK OPTIONS

     6.1 GENERAL. The Committee shall have authority to grant Stock Options under the Plan at any time or from time to time. Stock Options may be either Incentive Stock Options or Non-Qualified Stock Options. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Option Agreement (the terms and provisions of which may differ from other Agreements), including, without limitation, payment of the Option Price. During any calendar year, Options to purchase no more than 100,000 shares of Common Stock shall be granted to any Participant.

     6.2 GRANT AND EXERCISE. The grant of a Stock Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422.

     6.3 TERMS AND CONDITIONS. Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (a) OPTION PERIOD. The Option Period of each Stock Option shall be fixed by the Committee; provided that no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), the Option Period shall not exceed five (5) years from the date of grant. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

          (b) OPTION PRICE. The Option Price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, that the Option Price per share shall be not less than the Fair Market Value per share on the date the Option is granted. If such Option is intended to qualify as an Incentive Stock Option and is granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), the Option Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.

          (c) EXERCISABILITY. Subject to Section 7.1, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may, to the extent such waiver will not cause the Option income to fail to be deductible under Section 162 (m), at any time waive such installment exercise provisions, in whole or in part, and, subject to the foregoing, may at any time accelerate the exercisability of any Stock Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.

          (d) METHOD OF EXERCISE. Subject to the provisions of this Article VI, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with
     Section 6.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (v) by any combination of the foregoing. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No shares of Common Stock shall be issued until full payment therefor, as determined by the Committee, has been made.

          (e) COMPANY LOAN OR GUARANTEE. Upon the exercise of any Option and subject to the pertinent Agreement and the discretion of the Committee, the Company may at the request of the Participant:

               (i) lend to the Participant an amount equal to such portion of the Option Price as the Committee may determine; or

               (ii) guarantee a loan obtained by the Participant from a third-party for the purpose of tendering the Option Price.

     The terms and conditions of any loan or guarantee, including the term, interest rate and any security interest thereunder and whether the loan shall be with recourse, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Option, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

          (f) NON-TRANSFERABILITY OF OPTIONS. Except as provided herein or in an Agreement, no Stock Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Participant's lifetime only by the Participant. If and to the extent transferability is permitted by Rule 16b-3 or does not result in liability to any Participant and except as otherwise provided by an Agreement, every Option granted hereunder shall be freely transferable, but only if such transfer is consistent with the use of Form S-8 (or the Committee's waiver of such condition) and consistent with an Option's intended status as an Incentive Stock Option (as applicable).

     6.4 TERMINATION BY REASON OF DEATH. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of ninety
(90) days following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter.

     6.5 TERMINATION BY REASON OF DISABILITY. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of ninety (90) days (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     6.6 OTHER TERMINATION. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) day period commencing with the date of such Termination of Employment or until the expiration of the Option Period. If the Participant incurs a Termination of Employment which is voluntary on the part of the Participant (and is not due to Retirement) the Option shall terminate 30 days after such Termination. If the Participant's Termination of Employment is for Cause, the Option shall terminate immediately. The death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

     6.7 CASHING OUT OF OPTION. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option with respect to which Option at least six months have elapsed since the Grant Date (provided that such limitation shall not apply to an Option granted to a Participant who has subsequently died) to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash-out. Cash-outs relating to Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the provisions of Rule 16b-3, to the extent applicable, and, in the case of cash-outs of Non-Qualified Stock Options held by such Participants, the Committee may determine Fair Market Value under the pricing rule set forth in the Plan.

     6.8 DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock under Option. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Common Stock, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

                                    ARTICLE VII

               PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN

     7.1 LIMITED TRANSFER DURING OFFERING. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Option.

     7.2 COMMITTEE DISCRETION. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Option (including the purchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company, upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article VII shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase shares of Common Stock under this Article VII, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of the shares of Common Stock.

     7.3 NO COMPANY OBLIGATION. None of the Company, an Affiliate or the Committee shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Option, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Option or the Company's purchase of Common Stock or an Option from such holder in accordance with the terms hereof.

                                    ARTICLE VIII

                            CHANGE IN CONTROL PROVISIONS

     8.1 IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Agreement, in the event of a Change in Control (as defined in Section 8.2):

          (a) Any Stock Options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

          (b) Notwithstanding any other provision of the Plan, unless the Committee shall provide otherwise in an Agreement, a Participant shall have the right, whether or not the Option is fully exercisable or may be otherwise realized by the Participant, by giving notice during the 60-day period from and after a Change in Control to the Company, to elect to surrender all or part of an Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Change in Control Price"
     (as defined in Section 8.3) per share of Common Stock on the date of such election shall exceed the amount which the Participant must pay to exercise the Option per share of Common Stock under the Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Option as for which the right shall have been exercised; provided, however, that if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of the Option held by a Participant (except a Participant who has died during such six-month period) who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), such Option shall be cancelled in exchange for a payment to the Participant, effective on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Option, plus interest on such amount at the prime rate as reported from time to time in THE WALL STREET JOURNAL, compounded annually and determined from time to time. With respect to any Participant who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), the 60-day period shall be extended, if necessary, on or after the date of the Change in Control, and the Committee shall have sole discretion, if necessary, to approve the Participant's exercise hereunder and the date on which the Spread is calculated may be adjusted, if necessary, to a later date if necessary to avoid liability to such Participant under Section 16(b).

     8.2 DEFINITION OF CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, an employee benefit plan (or related trust) sponsored or maintained by the Company, or a "Permitted Transferee" (as "Permitted Transferee" is defined the Company's Certificate of Incorporation)), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of stock representing more than the greater of (i) twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities or
(ii) the percentage of the combined voting power of the Company's then outstanding securities which equals (A) ten percent (10%) plus (B) the percentage of the combined voting power of the Company's outstanding securities held by such corporation, person or entity on the Effective Date;
(b)(i) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

     8.3 CHANGE IN CONTROL PRICE. For purposes of the Plan, "Change in Control Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company (in each case a "Corporate Transaction"), the highest price per share of Common Stock paid in such Corporate Transaction, except that, in the case of Incentive Stock Options relating to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date any such Incentive Stock Option is exercised. To the extent that the consideration paid in any such Corporate Transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

                                     ARTICLE IX

                                   MISCELLANEOUS

     9.1 AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of a Participant under a Stock Option, theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

     The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Option theretofore granted without the Participant's consent, (b) no amendment shall disqualify the Plan from the exemption provided by Rule 16b-3, and (c) any amendment shall be subject to the approval or rejection of the Board.

     The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent or reduce an Option Price, except such an amendment made to cause the Plan or Option to qualify for the exemption provided by Rule 16b-3.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Options which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     9.2 STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE OPTIONS. Options granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Option or any Option granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Options may be granted at any time. If an Option is granted in substitution or exchange for another Option or award, the Committee shall require the surrender of such other Option or award in consideration for the grant of the new Option. In addition, Options may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the Fair Market Value of Common Stock subject to the Option is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Option in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Common Stock minus the value of the cash compensation surrendered.

     9.3 FORM AND TIMING OF PAYMENT UNDER OPTIONS; DEFERRALS. Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of an Option may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Options or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Option may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).

Installment or deferred payments may be required by the Committee (subject to Section 9.1 of the Plan) or permitted at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the granting or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Common Stock.

     9.4 STATUS OF OPTIONS UNDER CODE SECTION 162(m). It is the intent of the Company that Options granted to persons who are Covered Employees within the meaning of Code Section 162(m) shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to such an Option does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9.5 UNFUNDED STATUS OF PLAN; LIMITS ON TRANSFERABILITY. It is intended that the Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. Unless otherwise provided in this Plan or in an Agreement, no Option shall be subject to the claims of a Participant's creditors and no Option may be transferred, assigned, alienated or encumbered in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

     9.6  GENERAL PROVISIONS.

          (a) REPRESENTATION. The Committee may require each person purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          (b) NO ADDITIONAL OBLIGATION. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

          (c) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company

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

     (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement, provided that any applicable requirements under
     Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

          (d) REINVESTMENT. The reinvestment of dividends in additional Common Stock at the time of any dividend payment shall be permissible only if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Options).

          (e) REPRESENTATION. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

          (f) CONTROLLING LAW. The Plan and all Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Illinois (other than its law respecting choice of law).
     The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

          (g) OFFSET. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

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

          (h) FAIL SAFE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or Rule 16a-1(c)(3), as applicable. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 or Rule 16a-1(c)(3) to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Options) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

     9.7 MITIGATION OF EXCISE TAX. If any payment or right accruing to a Participant under this Plan (without the application of this Section 9.7), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments"), would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under
Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 9.7 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only Federal income taxes.

     9.8 RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract.

     9.9 OPTIONS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about

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

to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     9.10 PROCEDURE FOR ADOPTION. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

     9.11 PROCEDURE FOR WITHDRAWAL. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such Affiliate, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

     9.12 DELAY. If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, whichever is shorter. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to the Plan.

     9.13 HEADINGS. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     9.14 SEVERABILITY. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

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

     9.15 SUCCESSORS AND ASSIGNS. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     9.16 ENTIRE AGREEMENT. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

     Executed on this 11th day of February, 1997.


                              ZEBRA TECHNOLOGIES CORPORATION


                              By:  /s/ Edward L. Kaplan
                                  -------------------------
                                   Edward L. Kaplan
                                   Chief Executive Officer










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